Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Shep Dunlap (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International No Longer Pursuing Combination with Hershey

•	Company Will Continue to Execute Plans to Deliver Sustainable Growth and Shareholder Value

•	Company Will Update Investors at Upcoming Barclays Global Consumer Staples Conference

DEERFIELD, Ill. – Aug. 29, 2016 – Mondelēz International, Inc. (NASDAQ: MDLZ) today announced it has ended discussions with The Hershey Company regarding a possible combination of the two companies.

“As the world’s leading snacking company, we remain focused on successfully executing our strategy to deliver both sustainable top-line growth and significant margin expansion and are well-positioned to continue to deliver value to our shareholders,” said Chairman and CEO Irene Rosenfeld. “Our proposal to acquire Hershey reflected our conviction that combining our two iconic American companies would create an industry leader with global scale in snacking and confectionery and a strong portfolio of complementary brands. Following additional discussions, and taking into account recent shareholder developments at Hershey, we determined that there is no actionable path forward toward an agreement. While we are disappointed in this outcome, we remain disciplined in our approach to creating value, including through acquisitions, and confident that our advantaged platform positions us well for top-tier performance over the long term.”

Barclays Conference Global Consumer Staples Conference

Mondelēz International will present at the Barclays Global Consumer Staples Conference on Wednesday, Sept. 7, at 9 a.m. EDT. Presenting on behalf of the company will be Executive Vice President and Chief Financial Officer Brian Gladden, Executive Vice President, Integrated Supply Chain Daniel Myers and Executive Vice President and Chief Growth Officer Tim Cofer.

A live audio webcast of the presentation will be available at www.mondelezinternational.com/investors. An archive of the webcast will be available on the company’s website. The company also will be live tweeting the event at www.twitter.com/MDLZ.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2015 net revenues of approximately $30 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, with billion-dollar brands such as Oreo, LU and Nabisco biscuits; Cadbury, Cadbury Dairy Milk and Milka chocolate; and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow us on Twitter at www.twitter.com/MDLZ.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “deliver,” “positioned” and similar expressions are intended to identify the company’s forward-looking statements, including, but not limited to, statements about: our discussions with The Hershey Company; the company’s future performance, including its future revenue growth and margins; execution of the company’s strategy; shareholder value; and long-term performance. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control, which could cause the company’s actual results to differ materially from those indicated in the company’s forward-looking statements. Such factors include, but are not limited to, risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; continued volatility of commodity and other input costs; weakness in economic conditions; weakness in consumer spending; pricing actions; unanticipated disruptions to the company’s business; competition; the restructuring program and the company’s other transformation initiatives not yielding the anticipated benefits; changes in the assumptions on which the restructuring program is based; and tax law changes. Please also see the company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, including the company’s most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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